Exhibit 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD              JOHN ARNOT WILSON
                        PALO ALTO, CALIFORNIA 94304-1050             RETIRED
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                January 11, 1999


3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA 95052

         Re:      Registration Statement on Form S-8
                  Employee Stock Purchase Plan, Director Stock Option Plan and 1983 Stock Option Plan


Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by 3Com Corporation, a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about January 12, 1999, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (a) an aggregate of 2,000,000 additional shares (the "ESPP Shares") of your Common Stock, $0.01 par value, reserved for issuance pursuant to the Company's 1984 Employee Stock Purchase Plan (the "Purchase Plan"); (b) an aggregate of 1,000,000 additional shares (the "Director Shares") of your Common Stock, $0.01 par value, reserved for issuance pursuant to the Company's Director Stock Option Plan (the "Director Plan"); and (c) an aggregate of 7,000,000 additional shares (the "Option Shares") of your Common Stock, $0.01 par value, reserved for issuance pursuant to the Company's 1983 Stock Option Plan (the "Option Plan"); and (ii) the Prospectuses expected to be dated January 12, 1999, that relate to the Purchase Plan, the Director Plan, the Option Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectuses"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the ESPP Shares, the Director Shares and the Option Shares by the Company under the Purchase Plan, the Director Plan and the Option Plan, respectively.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectuses, the Purchase Plan, the Director Plan and the Option Plan, and assuming that the ESPP Shares are issued in accordance with the provisions of the Purchase Plan, the Director Shares are issued in accordance with the provisions of the Director Plan and the Option Shares are issued in accordance with the provisions of the Option Plan and the related option agreements thereunder, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectuses, and any subsequent amendment thereto.


                                               Very truly yours,

                                               WILSON SONSINI GOODRICH & ROSATI
                                               Professional Corporation